EXHIBIT 21
LIST OF SUBSIDIARIES

			REGISTRANT’S
	RELATIONSHIP		OWNERSHIP
ENTITY	TO REGISTRANT	BUSINESS	PERCENTAGE

JBSS Properties, LLC An Illinois limited liability company	Subsidiary	Real estate ownership	100%